Exhibit 10.1

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED BASED UPON A
REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE
SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION

SETTLEMENT AGREEMENT AND MUTUAL RELEASES

This Settlement Agreement and Mutual Releases (the "Settlement Agreement" or "Agreement"), is made and entered into by and between, on the one hand, MyMedicalRecords, Inc. ("MMR" or "Plaintiff") and, on the other hand, Walgreen Co. (collectively, "Walgreens" or "Defendant"). Throughout this Agreement, MMR and Walgreens shall be collectively referred to as the "Parties" and individually as a "Party." This Agreement shall have an effective date as of the last day signed below ("Effective Date").

RECITALS

This Agreement is made with reference to the following facts:

A. A dispute among the Parties has arisen insofar as MMR has accused Walgreens of allegedly infringing U.S. Patent No. 8,301,466 ("the `466 Patent") and U.S. Patent No. 8,498,883 ("the `883 Patent") which MMR alleges it owns.

B. The referenced dispute is the subject of two lawsuits styled MyMedicalRecords, Inc. v. Walgreen Co., Case No. 2:13-CV-0631 and MyMedicalRecords, Inc. v. Walgreen Co., Case No. 2:13-CV-9214, both of which are currently pending in the United States District Court for the Central District of California (collectively the "Legal Actions").

C. The referenced dispute is also the subject of an Inter Partes Review ("IPR") petition entitled In re patent of: Lorsch, Case Number IPR2014-00433, filed on February 13, 2014 and currently pending before the United States Patent and Trademark Office.

D. The Parties to this Agreement desire to settle fully and finally all differences, rights, obligations and liabilities between and among them.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt of which the Parties hereby acknowledge, the Parties agree as follows:

1. Mutual General Releases.

In consideration of the promises set forth in this Agreement, upon Walgreens's payment of the Settlement Sum set forth in Section 2, and for other good and valuable consideration, MMR hereby generally RELEASES, RELIEVES AND FOREVER DISCHARGES Walgreens, and Walgreens hereby generally RELEASES, RELIEVES AND FOREVER DISCHARGES MMR (with the scope of this mutual release applying to each and all of MMR's and Walgreens's respective current and former subsidiaries, parent corporation(s), members, officers, directors, partners, principals, shareholders, independent contractors, subcontractors, predecessors, successors, assigns, associates, representatives,

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[***]: Certain confidential information contained in this document marked with three asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended .

employees, attorneys, accountants, and agents, as applicable) from any and all agreements, complaints, controversies, damages, duties, grievances, loss, liability, omissions, promises, remedies, claims, expenses, debts, demands, costs, contracts, obligations, actions, causes of action, and rights (contingent, accrued, inchoate, or otherwise), known or unknown, foreseen or unforeseen, directly or indirectly arising from or out of, growing out of, or based upon, in whole or in part, or attributable to, events, acts or omissions, occurring in whole or in part from the beginning of time to the Effective Date, including but not limited to, all claims of patent infringement that were or could have been asserted in the Legal Actions, regardless of whether any such claims or causes of action have yet accrued. Furthermore, except as provided for in Section 16 of this Agreement, the Parties agree not to bring, commence, institute, maintain, or prosecute, either as a named or unnamed party, any other action at law or in equity or any legal proceeding whatsoever arising out of, based upon or relating to, any facts or circumstances released by this Agreement. This Agreement may be pled as a full and complete defense to, and may be used as a basis for a dismissal of any action or proceeding in the United States, or elsewhere, arising out of, based upon or relating to any facts or circumstances released by this Agreement.

The Releases stated in this paragraph do not release any obligations imposed by this Agreement, including but not limited to the obligations in Sections 2-6 of this Agreement.

The Parties further acknowledge that they are familiar with California Civil Code Section 1542 and that they hereby expressly waive the protection of that section, which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

The Parties waive and relinquish any right or benefit which they have or may have under California Civil Code Section 1542, and any similar law of any state or territory of the United States. That is, the Parties may not invoke the benefits of California Civil Code Section 1542, or any such similar law, in order to prosecute any claims released hereunder. In connection with such waiver and agreement, the Parties acknowledge that they are aware that they or their attorney may hereafter discover claims or facts or legal theories in addition to or different from those which they know or believe to exist with respect to the subject litigation, but that it is the intention hereby to fully, finally and forever settle and release all of the claims, known or unknown, suspected or unsuspected, which now exist, may exist or heretofore have existed between the Parties by reason of any acts, circumstances, facts, events or transactions occurring before the date of this Agreement. In furtherance of such intention, the release herein given shall be and remain in

2. Settlement Amount.

In consideration of the promises set forth in this Agreement, Walgreens agrees to pay MMR a License Fee in the amount of [***] (the "Settlement Sum"). The License Fee will be paid within [***] of Walgreens' receipt of (i) an executed copy of this Agreement having the signature of MMR and MMR's counsel and (ii) a W- 9 form from each of MMR and MMR's counsel, payable in no more than two wire transfers in accordance with MMR's wire transfer instructions as follows:

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[***]: Certain confidential information contained in this document marked with three asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended .

BENEFICIARY BANK NAMES AND ADDRESSES:

FIRST WIRE TRANSFER IN THE AMOUNT OF:

[***]

SECOND WIRE TRANSFER IN THE AMOUNT OF:

[***]

3. Dismissal with Prejudice.

Within three (3) business days after MMR receives the wire transfers required by Section 2 and a fully executed copy of this Agreement having the date and signature of Walgreens and Walgreens' counsel, the Parties shall file Stipulated Dismissals of the Legal Actions in their entirety with prejudice. Said dismissals shall note that the Parties are to bear their own attorneys' fees, costs, and expenses.

Further, Walgreens agrees to cooperate in filing a joint motion to terminate any Inter Partes Review of U.S. Patent 8,301,466 resulting from Walgreen's petition filed with the United States Patent and Trademark Office on February 13, 2014, together with a true copy of a redacted settlement agreement as business confidential information at the same time the Stipulated Dismissals of the Legal Actions are filed.

4. Placement of MMR Product on drugstore.com

A copy of the drugstore.com vendor agreement completed and executed by MMR has been annexed as Exhibit A. Subject to MMR meeting the qualifications of the drugstore.com standard vendor agreement, approval of which shall not be unreasonably withheld, and commencing no later than six (6) months from the Effective Date of this Agreement, Walgreens shall offer, place, and sell a MMR Personal Health Record product (the "MMR-PHR") on Walgreens' drugstore.com property[***]

Failure to meet the qualifications of the drugstore.com vendor agreement shall: (i) invalidate the obligations related to a business relationship including the obligations under this Section, Section 5 and Section 8 but shall not invalidate the payment obligation of Section 2 or the license grant of Section 6; and (ii) require a modification of the Joint Press Release referred to in Section 7 so as to eliminate any reference to any sale on drugstore.com to the extent that determination is communicated by Walgreens to MMR prior to the date agreed upon for the Press Release.

[***] In the event of a conflict between this Agreement and the drugstore.com Vendor Agreement, this Agreement shall control. [***]

[***]

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[***]: Certain confidential information contained in this document marked with three asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended .

5. Advertising on Drugstore.com Only.

During the Initial Term and assuming that MMR has agreed to and met the qualifications of the drugstore.com standard vendor agreement, Walgreens agrees to provide advertising as follows: [***]

For the benefit of clarity [***], the following example is given: [***]

In addition to Paragraph 2 of this Section 5, and also [***]

[***]

6. Grant of License and Covenant Not to Sue.

In consideration of the promises set forth in this Agreement, including the payment of the Settlement Sum herein, Walgreens and its Related Entities (which shall be defined as any entity in which Walgreens owns more than fifty percent (50%) of the ownership stake) shall receive[***]

MMR further covenants not to sue Walgreens or Alliance Boots GmbH (for as long as Walgreens continues to have an ownership interest in Alliance Boots GmbH) on any foreign patent claiming priority benefit to MMR's Health IT patents which includes but is not limited to those patents listed in Exhibit C which MMR warrants and represents lists all foreign patents MMR currently owns.

Except for Alliance Boots GmbH, this Agreement does not create any rights in any third party and nothing contained herein shall be deemed to establish any rights or benefits for any third party. Except for Alliance Boots GmbH, no person or entity not a Party to this Agreement has any "third party beneficiary" or other rights hereunder.

7. Joint Press Release.

No earlier than upon full execution of this Settlement Agreement by all Parties and their counsel, MMR shall be permitted to issue the joint press release annexed hereto as Exhibit D. That press release shall be the only press release or public disclosure relating to this Agreement, unless otherwise required by law or otherwise agreed to by the Parties. To the extent that MMR has not been qualified as a drugstore.com vendor at the time of its issuance, said joint press release shall include language that the business relationship contemplated by the Parties shall be subject to MMR meeting all qualifications of the drugstore.com vendor agreement.

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[***]: Certain confidential information contained in this document marked with three asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended .

8. Further Discussions Re: Future Business Relationship.

Walgreens and MMR will continue to explore potential future business opportunities for the sale of the MMR-PHR on drugstore.com and walgreens.com, to the extent reasonably possible, in the sole discretion of Walgreens. The intent of the continued discussions is that MMR and Walgreens will work together with the good faith understanding that the common objective of both Parties is to maximize the number of users having access to the MMR-PHR. However, a failure to reach terms on any other business opportunities shall not be considered a breach of this Agreement.

9. No Admission of Liability

The Parties recognize: (a) that this Agreement is entered into in pursuit of a final compromise of contested matters; and (b) that neither this Agreement nor the payment or acceptance of any money pursuant to it, nor any documents executed in furtherance of it, represent an admission of liability by any Party to this Agreement.

10. Waiver and Modification.

Failure of a Party to exercise any right or option arising out of a breach of this Agreement shall not be deemed a waiver of any right or option with respect to any subsequent or different breach. Any waiver of rights under this Agreement must be made in writing.

The Parties covenant and agree to execute such other and further instruments and documents as are reasonably necessary or convenient to effectuate and carry out the covenants set forth in this Agreement. However, in the event of any inconsistency between this Agreement and any other agreement such as the drugstore.com Vendor Agreement, this document shall control.

No supplement, modification, or amendment of this Agreement shall be valid or binding, unless in writing and signed by all Parties to this Agreement.

11. Costs and Expenses.

The Parties, and each of them, agree to bear their own respective costs and expenses, including attorneys' fees and costs, incurred in connection with the matters which are the subject of this Agreement, including the Action. Nothing in this section shall be construed to affect the manner and amounts of payment set forth in Section 2 of this Agreement, supra.

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[***]: Certain confidential information contained in this document marked with three asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended .

12. Voluntary and Knowing Release.

Plaintiff and Defendant hereby represent to one another:

(A) That they have discussed their respective claims and defenses and the advisability of signing this Agreement with counsel of their choosing and that their counsel has reviewed this Agreement;

(B) That they have made such investigation of the facts pertaining to the claims and settlement of those claims as they deem necessary;

(C) That they have carefully read all of the provisions of this Agreement; and

(D) That they voluntarily enter into this Agreement.

13. Mutual Representations.

Plaintiff and Defendant further represent the following:

(A) Each represents that, with the exception of the Legal Actions and the IPR which are the subject of this Agreement, it has not threatened, filed, or joined in any other unresolved lawsuit against the other Party or any of its current or former parents, subsidiaries, affiliates, or employees in any court or filed a claim with any arbitration association as of the Effective Date of this Agreement.

(B) Each represents to the others that it is the sole owner of the claims it is releasing as part of this Agreement and that it has not assigned all or any part of them.

(C) Each represents to the others that in executing this Agreement it has not entered into this Agreement in reliance upon any statement or representation not set forth in this Agreement whether made by the opposing Party or by any of its agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

(D) All promises made in this Agreement shall survive the signing of this Agreement.

_____________________________________________________________________________________________________
[***]: Certain confidential information contained in this document marked with three asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended .

14. Parties Bound.

This Agreement shall be binding on the Parties and on their successors, assigns, heirs, administrators, executors, subsidiaries, parent companies and sister companies, and shall inure to the benefit of said Parties and each of them and to their successors, assigns, heirs, administrators, executors, subsidiaries, parent companies, and sister companies.

15. Severability.

The Parties acknowledge and agree that if a court, or other tribunal that has appropriate legal jurisdiction over this Agreement and the Parties, deems any term, part, or condition of this Agreement to be invalid or unenforceable, it shall not affect the remainder of this Agreement, which shall remain in full force and effect.

16. Governing Law and Dispute Resolution.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving any effect to any choice of law provisions thereof that would cause the application of the laws of any other jurisdiction.

The Parties shall first attempt to resolve any dispute, claim or controversy by good faith negotiation between representatives of the Parties within twenty (20) days of notice of any such dispute, claim or controversy.  If no resolution is reached within that time period, any dispute, claim or controversy arising out of or relating to this Settlement Agreement or the License Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by binding arbitration in Los Angeles, California before a single arbitrator to be selected by the arbitration body, JAMS. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude Parties from seeking provisional remedies, including injunctive relief, in aid of arbitration from a court of appropriate jurisdiction in the Central District of California.

Any dispute, claim or controversy arising out of or relating to the Drustore.com Vendor Agreement shall be subject to the governing law and dispute resolution provisions in Vendor Agreement.

In the unlikely event that it becomes necessary to commence litigation to enforce the terms of this Agreement and Exhibits, the prevailing Party shall be entitled to recover its reasonable attorneys' fees and costs incurred in such litigation.

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[***]: Certain confidential information contained in this document marked with three asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended .

17. Confidentiality.

This Agreement is confidential.  Except as provided in Sections 3, 7 and below, the Parties shall not disclose to any other person the terms of this Agreement except with the written consent of the other. The only exceptions to the confidentiality provisions in this paragraph are that disclosure to other persons of the terms of this Agreement is permitted:

a) Where the prior written consent of the other party has been obtained;

b) To a party's executive officers, board of directors, or its employees who need to know such information in order to perform their job functions, in each case such persons being bound by confidentiality agreements to prevent disclosure of confidential information such as this Agreement;

c) To a party's own attorneys, tax consultants, tax advisors, accountants, other financial advisors or existing or prospective insurance providers, who is/are consulted by such party for legal, tax reporting, tax planning, financial planning, advisory, or insurance purposes;

d) Where required in response to an order or other process of a court or administrative agency of competent jurisdiction, including without limitation, any third party subpoena, so long as the party required to respond notifies the other party in a timely fashion so that other party may object, seek to restrict disclosure, or pursue other alternatives in seeking to restrict disclosure of the Agreement; or

e) For purposes of enforcement in court of any legal proceeding related to the Agreement or as an affirmative defense.

Except as set forth in Sections 3 and 7 and in the exceptions described in subsections a) through e), above, in describing this case, a party is only allowed to state that: (1) the matters are/were or have been amicably settled and the terms are confidential; and (2) the Party is not at liberty to provide further information.

Notwithstanding this provision 17, to the extent that SEC requirements call for any portion of this transaction to be disclosed, the Parties agree to cooperate in seeking confidential treatment of this Agreement and its Exhibits.

Except as provided above, the Parties specifically agree not to share with any third parties any "Documents" (as defined in MMR discovery requests) related to the litigation between the Parties that is not of public record. For example, Walgreens shall decline to provide to any party in MMR litigation deposition transcripts or any documents or other information exchanged between the Parties.

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[***]: Certain confidential information contained in this document marked with three asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended .

Each Party agrees that the damages for a breach of this provision are difficult to calculate and, therefore, agree that a breach of this provision shall be compensable by liquidated damages in an amount no less than $10,000 per violation as against the Party who breached the provision only, unless the victimized party can prove actual damages in excess of that figure.

18. Entire Understanding.

This Agreement (and any agreement referenced herein) contains the entire understanding of the Parties relating to its subject matter and supersedes all prior and collateral agreements, understandings, statements, and negotiations of the Parties. Each Party acknowledges that all Parties have cooperated in the drafting and preparation of this Agreement (and any agreement referenced herein), and, therefore, no provision of this Agreement (or any agreement referenced herein) is to be construed against any Party based upon the drafting of any provision of this Agreement (or any agreement referenced herein). The Parties have read this Agreement, and they acknowledge that they are entering into this Agreement fully and freely upon their own investigation and knowledge, and each are voluntarily executing this Agreement on their own free will and with advice of counsel.

[Remainder of Page Intentionally left blank]

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[***]: Certain confidential information contained in this document marked with three asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended .

19. Counterparts and Duplicates.

This Settlement Agreement may be executed in any number of counterparts, with signatures by facsimile or "pdf," all of which shall be deemed to constitute one and the same instrument, and each of which shall be deemed an original.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative.

ACCEPTANCE ON BEHALF OF MYMEDICALRECORDS, INC.

This Agreement is accepted by MyMedicalRecords, Inc.

___________________________________ Name: Robert H. Lorsch Its: Chief Executive Officer Date:

ACCEPTANCE ON BEHALF OF WALGREEN CO.

This Agreement is accepted by Walgreen Co.

___________________________________ Name: Its: Date:

APPROVED AS TO FORM AND CONTENT:

WILLENKEN WILSON LOH & DELGADO LLP ___________________________________ William A. Delgado Attorneys for Walgreen Co.	MCKEE, VOORHEES & SEASE, PLC ___________________________________ John D. Goodhue Attorneys for MyMedicalRecords, Inc.

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[***]: Certain confidential information contained in this document marked with three asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended .

EXHIBIT A

[***]

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[***]: 12 pages of this Exhibit A have been redacted. Certain confidential information contained in this document marked with three asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended .

EXHIBIT B

U.S. Pending Patent Applications

PATENTS/APPLICATIONS	COUNTRY	SERIAL #	FILED/ISSUED	STATUS
Method and System for Providing Online Records	U.S.	12/204,498	09/04/2008	Published
Method and System for Providing Online Medical Records with Emergency Password Feature	U.S.	11/690,996	03/26/2007	Published
Method and System for Providing Online Medical Records with Emergency Password Feature	U.S.	12/204,474	09/04/2008	Published
Universal Patient Record Conversion Tool	U.S.	13/246,948	09/28/2011	Published
Aggregation of Data From Third Party Electronic Medical or Health Records Systems Into A Personal Health Record Account	U.S.	13/461,219	05/01/2012	Published
Delivery of Electronic Medical Records or Electronic Health Records Into A Personal Health Records Management System	U.S.	13/771,281	02/20/2013	Published
Electronic Health Records in Clinical Trials	U.S.	13/082,896	04/08/2011	Published
Health Record With Inbound and Outbound Fax Functionality	U.S.	13/792,656	06/21/2012	Published
Method and System for Managing Personal Health Records with Telemedicine and Health Monitoring Device Features	U.S.	13/736,384	01/08/2013	Published

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[***]: Certain confidential information contained in this document marked with three asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended .

PATENTS/APPLICATIONS	COUNTRY	SERIAL #	FILED/ISSUED	STATUS
Method and System for Providing Online Medical Records	U.S.	13/663,101	10/29/2012	Published
Mobile Platform for Personal Health Records	U.S.	13/748,140	01/23/2013	Published
Prepaid Card for Services Related to Personal Health Records	U.S.	13/736,340	01/08/2013	Published
Method for Providing a User with a Service for Accessing and Collecting Records	U.S.	13/767,400	02/14/2013	Published
Identifying Individual Associated with a Personal Health Record with Health Record Destination Address	U.S.	13/856,732	04/04/2013	Published
Identifying a Personal Health Record Using a Phone Number	U.S.	13/857,234	04/05/2013	Published
Personal Health Record with Genomics	U.S.	13/858,665	04/08/2013	Published

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[***]: Certain confidential information contained in this document marked with three asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended .

EXHIBIT C

PATENTS/APPLICATIONS	COUNTRY	PATENT/SERIAL #	FILED/ISSUED	STATUS
Method and System for Providing Online Medical Records	Australia	2006202057	5/29/2008	Issued
Method and System for Providing Online Medical Records	Australia	2008202401	12/24/2009	Issued
Method and System for Providing Online Medical Records	Canada	2,615,128	9/10/2013	Issued
Method and System for Providing Online Medical Records	Canada	2,816,315	2/10/2006	Pending
Method and System for Providing Online Medical Records	Europe	06720652.4	3/10/2008	Published
Method and System for Providing Online Medical Records	Hong Kong	08112621.4	2/10/2006	Published
Method and System for Providing Online Medical Records	Israel	190,064	2/10/2006	Pending
Method and System for Providing Online Medical Records	Japan	5191895	2/8/2013	Issued
Method and System for Providing Online Medical Records	Japan	2012-196065	9/10/2012	Pending
Method and System for Providing Online Medical Records	South Korea	10-2008-7008445	4/8/2008	Published
Method and System for Providing Online Medical Records	South Korea	10-2010-7025779	11/17/2010	Pending
Method and System for Providing Online Medical Records	South Korea	10-2013-7008427	4/2/2013	Pending
Method and System for Providing Online Medical Records	Mexico	298478	4/23/2012	Issued

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[***]: Certain confidential information contained in this document marked with three asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended .

Method and System for Providing Online Medical Records	Mexico	MX/a/2012/001633	2/7/2012	Pending
Method and System for Providing Online Medical Records	New Zealand	566650	12/7/2010	Issued
Method and System for Providing Online Medical Records	Singapore	140830	1/30/2009	Issued
Universal Patient Record Conversion Tool	Australia	2011307287	3/26/2013	Pending
Universal Patient Record Conversion Tool	Canada	2,813,204	3/26/2013	Pending
Universal Patient Record Conversion Tool	China	201180051468.8	3/26/2013	Pending
Universal Patient Record Conversion Tool	Mexico	MX/a/2013003650	3/26/2013	Pending
Universal Patient Record Conversion Tool	Singapore	201302307-2	3/26/2013	Pending
Prepaid Card for Services Related to Personal Health Records	WIPO	PCT/US13/20633	1/8/2013	Published
Method and System for Managing Personal Health Records with Telemedicine and Health Monitoring Device Features	WIPO	PCT/US13/20641	1/8/2013	Published
Mobile Platform for Personal Health Records	WIPO	PCT/US13/22731	1/23/2013	Published
Delivery of Electronic Medical Records or Electronic Health Records Into a Personal Health Records Management System	WIPO	PCT/US13/26813	2/20/2013	Published

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[***]: Certain confidential information contained in this document marked with three asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended .

EXHIBIT D

FOR IMMEDIATE RELEASE

Walgreens and MyMedicalRecords Reach Settlement Agreement

LOS ANGELES, CA and DEERFIELD, IL (March 6, 2014) - MMRGlobal, Inc. (OTC: MMRF), through its wholly owned subsidiary MyMedicalRecords, Inc. (collectively, "MMR"), and Walgreen Co. (NYSE: WAG) (Nasdaq: WAG) ("Walgreens") announced today that they have entered into a Settlement and Licensing Agreement (the "Agreement") to resolve two patent infringement lawsuits brought by MMR. Pursuant to the terms of the Agreement, Walgreens purchased a Non-Exclusive License to the MMR family of patents. The settlement arises from litigation involving MMR's U.S. Patent No. 8,301,466 and U.S. Patent No. 8,498,883. MMR's patent portfolio also includes U.S. Patent Nos. 8,121,855; 8,117,045; 8,117,646; 8,301,466; 8,321,240; 8,352,287; 8,352,288; 8,498,883; 8,626,532 and 8,645,161 as well as numerous pending applications. Pursuant to the terms of the Agreement, Walgreens has also agreed to sell MMR's MyMedicalRecords Personal Health Record (the "MMR-PHR") on drugstore.com. The remaining terms of the Agreement are confidential.

About MMRGlobal
MMRGlobal, Inc., through its wholly-owned subsidiary, MyMedicalRecords, Inc., (MMR) is a leading provider of secure and easy-to-use online Personal Health Records ("PHRs") and electronic safe deposit box storage solutions incorporating its patented MyMedicalRecords PHR. Each MyMedicalRecords account covers up to 10 family members, including pets, and enables users to safely store medical records and images and other important documents, such as copies of birth certificates, passports, insurance policies, financial information, wills and advance directives, in the system and access and share them anytime from anywhere over an Internet-connected device anywhere in the world. MyMedicalRecords is currently available in English and Spanish, with other languages being added. Each MMR account includes file upload, e-mail, inbound/outbound fax and voice messaging as well as a special Emergency Login, which makes potentially life- saving health information accessible to medical personnel and first responders. Critical data is pre-selected by users to protect the confidentiality of records in the account. Additionally, each account includes numerous health management tools such as automatic prescription alerts and appointment reminders as well as a drug interaction tool that checks for adverse reactions between over 30,000 prescriptions and over-the-counter medications. The Company's professional offering, MMRPro, is designed to give physicians' offices an easy and cost-effective solution to digitize paper-based medical records and share them with patients through an integrated patient portal. The Company also owns a portfolio of biotech assets that include anti-CD20 antibodies, data and samples from the FavId™ vaccine clinical trials for the treatment of B-Cell Non-Hodgkin's lymphoma. To learn more about MMRGlobal, Inc. visit www.mmrglobal.com. View demos and video tutorials of the Company's products and services at www.mmrtheater.com.

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[***]: Certain confidential information contained in this document marked with three asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended .

About Walgreens
As the nation's largest drugstore chain with fiscal 2013 sales of $72 billion, Walgreens (www.walgreens.com) vision is to be the first choice in health and daily living for everyone in America, and beyond. Each day, Walgreens provides more than 6 million customers the most convenient, multichannel access to consumer goods and services and trusted, cost-effective pharmacy, health and wellness services and advice in communities across America. Walgreens scope of pharmacy services includes retail, specialty, infusion, medical facility and mail service, along with respiratory services. These services improve health outcomes and lower costs for payers including employers, managed care organizations, health systems, pharmacy benefit managers and the public sector. The company operates 8,206 drugstores in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. Take Care Health Systems is a Walgreens subsidiary that is the largest and most comprehensive manager of worksite health and wellness centers and in-store convenient care clinics, with more than 750 locations throughout the country.

Forward-Looking Statements
All statements in this press release that are not strictly historical in nature, including, without limitation, intellectual property enforcement actions, infringement claims or litigation, intellectual property licenses, and future performance, management's expectations, beliefs, intentions, estimates or projections, constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause MMR's actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. Some can be identified by the use of words (and their derivations) such as "need," "possibility," "potential," "intend," "offer," "development," "if," "negotiate," "when," "begun," "believe," "achieve," "will," "estimate," "expect," "maintain," "plan," and "continue," or the negative of these words. Actual outcomes and results of operations and the timing of selected events may differ materially from the results predicted, and any reported results should not be considered as an indication of future performance. Such statements are necessarily based on assumptions and estimates and are subject to various risks and uncertainties, including those relating to the possible invalidity of the underlying assumptions and estimates and possible changes or developments in economic, business, industry, market, legal and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including customers, suppliers, business partners, potential licensees, competitors and legislative, judicial and other governmental authorities and officials. Factors that could cause or contribute to such differences include, but are not limited to: unexpected outcomes with respect to intellectual property enforcement actions, claims of intellectual property infringement and general intellectual property litigation; our ability to maintain, develop, monetize and protect our patent portfolio for both MMR's health IT and biotechnology intellectual property assets in the U.S. and internationally; the timing of milestone payments in connection with licensing our intellectual property; our ability to establish and maintain strategic relationships; changes in our relationships with our licensees; the risk MMR's products are not adopted or viewed favorably by the healthcare community and consumer retail market; business prospects, results of operations or financial condition; risks related to the current uncertainty and instability in financial and lending markets, including global economic uncertainties; the timing and volume of sales and installations; the length of sales cycles and the installation process; the market's acceptance of new product and service introductions; competitive product offerings and promotions; changes in government laws and regulations including the 2009 HITECH Act and changes in Meaningful Use and the 2010 Affordable Care Act; future changes in tax legislation and initiatives in the healthcare industry; undetected errors in our products; the possibility of interruption at our data centers; risks related to third party vendors; risks related to obtaining and integrating third-party licensed technology; risks related to a security breach by third parties; risks associated with recruitment and retention of key

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[***]: Certain confidential information contained in this document marked with three asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended .

personnel; other litigation matters; uncertainties associated with doing business internationally across borders and territories; and additional risks discussed in MMR's filings with the Securities and Exchange Commission. MMR is providing this information as of the date of this release and, except as required by applicable law, does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

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CONTACT:

MMRGlobal:
Bobbie Volman
 bvolman@mmrmail.com
(310) 476-7002, Ext. 7015

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[***]: Certain confidential information contained in this document marked with three asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended .